EXHIBIT 10.6D

CONSENT AND THIRD AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This CONSENT AND THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into effective as of the 30th day of October 2008, by and among THE ACTIVE NETWORK, INC., a Delaware corporation (“Borrower”), ESCALATE CAPITAL I, L.P., a Delaware limited partnership, in its capacity as a Lender (“Escalate”), and in its capacity as agent (“Agent”) for the lenders (“Lenders”) from time to time party to the Loan Agreement (as defined below), and GOLD HILL VENTURE LENDING 03, LP, as a Lender.

Recitals

A. Agent, the Lenders and Borrower have entered into that certain Loan and Security Agreement dated as of March 22, 2007, as amended by that certain First Amendment to Loan and Security Agreement dated as of June 6, 2007 (the “First Amendment”), and as further amended by that certain Second Amendment to Loan and Security Agreement dated as of December 18, 2007 (the “Second Amendment”) (as may be further amended, modified, supplemented or restated, the “Loan Agreement”), pursuant to which the Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

B. Borrower has terminated that certain Credit Agreement dated as of September 10, 2007 by and between Borrower and Wells Fargo Bank, National Association (the “WF Senior Loan Agreement”) and has entered into a new Credit Agreement by and between Borrower and Square 1 Bank dated as of October 30, 2008 (the “Senior Loan Agreement”).

C. Borrower intends to acquire Automated License Systems, Inc., a Tennessee corporation (“ALS”) and ALS will become a wholly-owned Subsidiary of Borrower.

D. Borrower has requested that Agent and the Lenders (a) consent to (i) Borrower entering into the Senior Loan Agreement and (ii) the acquisition of ALS (the “Acquisition”), and (b) make certain other accommodations all as more particularly set forth herein.

E. Agent and the Lenders have agreed to so amend the Loan Agreement in accordance with the terms subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Amendments to Loan Agreement. As of the Effective Date, the Loan Agreement is hereby amended as follows:

(a) Section 1.1 (Commitment). The last sentence of Section 1.1 of the Loan Agreement is hereby amended in its entirety and replaced with the following:

“On each Funding Date, each Lender shall credit and/or transfer (as applicable) to Borrower’s deposit account with Square 1, an amount equal to its Commitment Percentage multiplied by the amount of such Advance.”

(b) Section 1.2(f) (Place and Manner). The reference to “Wells Fargo Bank” in Section 1.2(f) of the Loan Agreement is hereby deleted and replaced with a reference to “Square 1.”

(c) Section 5.11 (Subsidiary Guarantors). Section 5.11 of the Loan Agreement is hereby amended in its entirety and replaced with the following:

“5.11 Subsidiary Guarantors. In the event Borrower or any Subsidiary creates or acquires any Subsidiary, Borrower and such Subsidiary shall promptly notify Agent of the creation or acquisition of such new Subsidiary and take all such action as may be reasonably required by Agent to cause such Subsidiary that is considered a Material Subsidiary to guarantee the Obligations of Borrower under the Transaction Documents and grant a continuing pledge and security interest in and to the collateral of such Subsidiary (in form and substance acceptable to Agent) within 45 days of the acquisition date, and Borrower shall grant and pledge to Agent, for the ratable benefit of the Lenders, a perfected security interest in the stock, units or other evidence of ownership of any new Subsidiary.”

(d) Section 14 (Definitions).

(i) The following definitions contained in Section 14 of the Loan Agreement are hereby amended in their entirety and replaced with the following:

“Account Control Agreement” means that certain Restricted Account and Securities Control Agreement in the form attached hereto as Exhibit I, by and among Wells Fargo Bank, National Association, Borrower, Agent, and Square 1.

“Senior Lender” means Square 1 Bank, or any replacement or substitute lender.

“Senior Loan Agreement” means that certain Loan and Security Agreement dated as of October 30, 2008 among Borrower and Senior Lender, as the same may be amended, supplemented, or otherwise modified from time to time as permitted herein.

“Wells Letter of Credit” means that certain Letter of Credit issued for the account of Borrower by Wells Fargo Bank for the benefit of the State of Pennsylvania in the original face amount of $5,000,000.”

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(ii) The following definitions are hereby added to Section 14 of the Loan Agreement in appropriate alphabetical order as follows:

“ALS” means Automated License Systems, Inc., a Tennessee corporation.

“Material Subsidiary” means Borrower’s domestic Subsidiaries that possess at least $10,000,000 in assets or $10,000,000 in contract values. As of the Third Amendment Effective Date, Borrower’s Material Subsidiaries include, but are not limited to, InfoSpherix Incorporated, a Delaware corporation, and Active Registration, LLC, a Delaware limited liability company.

“Pinnacle Lien” means that certain lien in favor of Pinnacle National Bank pursuant to that certain Business Loan Agreement, dated November 3, 2008, by and among ALS and Pinnacle National Bank.

“Square 1” means Square 1 Bank.

“Third Amendment Effective Date” means the Effective Date as defined in that certain Consent and Third Amendment to Loan and Security Agreement among Borrower, Lenders, and Agent.”

(iii) Subsection (b) of the definition of “Permitted Investments” contained in Section 14 of the Loan Agreement is amended and restated in its entirety as follows:

“(b) Investments by Borrower in Subsidiaries; provided such Investments shall be made in the ordinary course of Borrower’s business and be materially consistent with the Borrower’s Board of Directors-approved financing plan and Borrower will not utilize Subsidiaries as cash holding companies outside the ordinary course of business;”

(iv) The definition of “Permitted Indebtedness” contained in Section 14 of the Loan Agreement is hereby amended to add new subsections (i), (j), (k), (1), (m), and (n) as follows:

“(i) Indebtedness to Pinnacle National Bank under that certain Commercial Guaranty dated as of November 3, 2008, pursuant to which Borrower has guaranteed the debt of ALS to Pinnacle National Bank in an amount not to exceed $7,000,000;

(j) Indebtedness of any Subsidiary to Borrower to the extent permitted under clause (b) of the definition of Permitted Investments.

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(k) Indebtedness in favor of Intensity Fund 2007, LLC in the original principal amount of $70,000, pursuant to that certain Promissory Note dated October 31, 2007;

(l) Indebtedness in favor of William Flagg in the original principal amount of $2,079,000, pursuant to that certain Promissory Note dated October 31, 2007;

(m) Indebtedness in favor of Safari Living Trust Dated December 9, 2004 in the original principal amount of $4,851,000, pursuant to that certain Promissory Note dated October 31, 2007; and

(n) Indebtedness of Borrower in respect of performance bonds, bid bonds, appeal bonds, surety bonds, bankers’ acceptances and similar obligations and trade-related letters of credit, in each case provided in the ordinary course of business and not in connection with Indebtedness for money borrowed.”

(v) The definition of “Permitted Liens” contained in Section 14 of the Loan Agreement is hereby amended to add new subsection (o) as follows:

“(o) the Pinnacle Lien.”

(e) Exhibit D (Subordination Agreement). The form of Subordination Agreement attached to the Loan Agreement as Exhibit D thereto is hereby deleted and replaced with the form of Subordination Agreement attached hereto as Annex I.

(f) Exhibit G (Collateral Description). The Collateral Description attached to the Loan Agreement as Exhibit G thereto is hereby deleted and replaced with the description set forth on Annex II.

(g) Exhibit I (Account Control Agreement). The form of Account Control Agreement attached to the Loan Agreement as Exhibit I thereto is hereby deleted and replaced with the form of Account Control Agreement attached hereto as Annex III.

(h) Exhibit J (Authorization for Pre-Authorized Payments (Debit)). The form of Authorization for Pre-Authorized Payments (Debit) attached to the Loan Agreement as Exhibit J thereto is hereby deleted and replaced with the form of Account Control Agreement attached hereto as Annex IV.

2. Acknowledgement and Waiver. In connection with the termination of the WF Senior Loan Agreement and the execution of the Senior Loan Agreement by Borrower (the “Square 1 Refinancing”), Escalate hereby waives any rights it holds pursuant to Section 5.14 of the Loan Agreement; provided, however, such waiver shall only apply to the Square 1 Refinancing and not to any subsequent refinancing of Borrower’s Senior Indebtedness pursuant to Section 5.14 of the Loan Agreement.

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3. Consent. Pursuant to Section 5.3 of the Loan Agreement, Agent and the Lenders hereby consent to the ALS Acquisition, provided, however, such consent is conditional upon the receipt by Agent, no later than forty-five (45) days following the effective date of the ALS Acquisition, provision of a secured Guaranty from ALS in favor of Agent, for the benefit of the Lenders, in form and substance reasonably acceptable to Agent.

4. Limitation of Amendments.

4.1 The amendments set forth in Section 1, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any other amendment, waiver or modification of any other term or condition of any Transaction Document, or (b) otherwise prejudice any right or remedy which Agent or any Lender may now have or may have in the future under or in connection with any Transaction Document.

4.2 This Agreement shall be construed in connection with and as part of the Transaction Documents and all terms, conditions, covenants and agreements set forth in the Transaction Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5. Release of Agent and Lenders. Borrower hereby agrees and acknowledges that (a) Agent and the Lenders have performed all of their obligations and duties owed to Borrower as of the date hereof and (b) in consideration of the waiver of Agent and the Lenders and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower fully and forever remises, releases and discharges and does hereby fully and forever release and discharge each and all of the directors, officers, employees, attorneys, accountants, consultants, and other agents of the Agent and the Lenders, of and from all manner of actions, cause and causes of action, expenses, losses, damages, judgments, executions, claims and demands of whatsoever kind or nature, of law or in equity, whether known or unknown, arising out of or relating in any manner, cause or thing whatsoever, which Borrower may have had, or now has, or which Borrower hereafter can, shall or may have for acts or omissions occurring on or prior to the date hereof, for or by reason of any manner, cause or thing whatsoever, whenever arising, to and including the date hereof.

6. Representations and Warranties. To induce Agent and the Lenders to enter into this Agreement, Borrower hereby represents and warrants to Agent and the Lenders as follows:

6.1 Immediately after giving effect to this Agreement (a) the representations and warranties contained in the Transaction Documents are true and correct in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date);

6.2 Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement as amended by this Agreement;

Consent and Third Amendment to Amended and Restated Loan and Security Agreement – Page 5

6.3 The organizational documents of Borrower delivered to Agent in connection with this Agreement, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

6.4 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, have been duly authorized;

6.5 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not and will not contravene (a) any material law or regulation binding on or affecting Borrower, (b) any material contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

6.6 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

6.7 This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

7. Prior Agreement. The Transaction Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Agreement is not a novation and the terms and conditions of this Agreement shall be in addition to and supplemental to all terms and conditions set forth in the Transaction Documents. In the event of any conflict or inconsistency between this Agreement and the terms of such documents, the terms of this Agreement shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

8. Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9. Conditions Precedent to Effectiveness. Notwithstanding the date of execution or delivery of this Agreement, this Agreement shall be effective upon the satisfaction of the following conditions (the “Effective Date”), each of which shall be in form and substance satisfactory to Lender in Lender’s sole and absolute discretion:

9.1 Borrowers shall have delivered to Agent, and Agent shall have accepted, an executed original of this Agreement;

Consent and Third Amendment to Amended and Restated Loan and Security Agreement – Page 6

9.2 Borrowers shall have delivered to Agent, and Agent shall have accepted, an executed copy of the Senior Loan Agreement;

9.3 Borrowers shall have delivered to Agent, and Agent shall have accepted, an executed copy of a secured Guaranty in favor of Agent, for the benefit of the Lenders, in form and substance acceptable to Agent by (i) InfoSpherix Incorporated and (ii) Active Registration, LLC;

9.4 Borrowers shall have paid to Agent, for the benefit of the Lenders, (i) the costs and expenses of Agent and the Lenders incurred by it in connection with the transactions contemplated hereby and (ii) the reasonable legal costs of Agent and the Lenders in connection with the preparation and negotiation of this Agreement;

9.5 All representations and warranties made by Borrower under this Agreement shall be true and correct in all material respects (except to the extent already qualified by materiality, in which case they shall be true and correct in all respects) as of the respective dates, and to the extent, indicated in Section 6 above; and

9.6 All corporate proceedings taken in connection with the transactions contemplated by this Agreement and other legal matters incident thereto shall be satisfactory to Agent.

10. Event of Default. Borrower hereby acknowledges and agrees that a breach by Borrower of any term, provision, covenant or condition herein set forth or herein required of Borrower to be kept or performed, shall constitute an Event of Default under the Loan Agreement, as amended by this Agreement.

11. Acknowledgment of Borrower. Borrower hereby acknowledges and agrees that: (a) Borrower has no defense, offset or counterclaim with respect to the payment of any sum owed to Agent or any Lender, or with respect to the performance or observance of any warranty or covenant contained in the Transaction Documents; and (b) Agent and each Lender has performed all obligations and duties owed to Borrower through the date hereof.

12. Continuing Validity. Borrower understands and agrees that in granting its waiver and consent as provided herein, Agent and the Lenders are relying upon Borrower’s representations, warranties, and agreements, as set forth in the Transaction Documents. Except as expressly modified pursuant to this Agreement, the terms of the Transaction Documents remain unchanged and in full force and effect. Agent’s and each Lender’s waiver and consent pursuant to this Agreement in no way shall obligate Agent or any Lender to grant any future waivers or consents or make any future modifications to the Indebtedness. Nothing in this Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Agent, each Lender, and Borrower to retain as liable parties all makers and endorsers of the Transaction Documents, unless the party is expressly released by Agent and the Lenders in writing. No maker, endorser, or guarantor will be released by virtue of this Agreement. The terms of this Paragraph apply not only to this Agreement, but also to all subsequent loan modification agreements.

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13. Further Assurances. The parties hereto shall execute such other documents as may be necessary or as may be required, in the opinion of counsel to Agent, to effect the transactions contemplated hereby and the liens and/or security interests of all other collateral instruments, as modified by this Agreement. Borrower also agrees to provide to Agent such other documents and instruments as Agent reasonably may request in connection with the modification effected hereby.

14. Enforceability. In the event the enforceability or validity of any portion of this Agreement, the Loan Agreement or any of the other Transaction Documents is challenged or questioned, such provision shall be construed in accordance with, and shall be governed by whichever applicable federal law or law of the State of California would uphold or would enforce such challenged or questioned provision.

15. Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, EXCEPT TO THE EXTENT FEDERAL LAWS PREEMPT THE LAWS OF THE STATE OF CALIFORNIA.

16. Future Amendments. This Agreement and the other Transaction Documents may be amended, revised, waived, discharged, released or terminated only by a written instrument or instruments, executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS REPRESENT THE FINAL LOAN AGREEMENT BETWEEN THE PARTIES RELATED TO THE SUBJECT MATTER HEREIN CONTAINED AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF TEE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

BORROWER:

THE ACTIVE NETWORK, INC. a Delaware corporation

By:	/s/ Steve Kemper
Name:
Title:

[Signature Page to Consent and Third Amendment]

AGENT AND LENDER:

ESCALATE CAPITAL I, L.P., a Delaware limited partnership

By:	Escalate Capital Management I, its general partner

By:	EC Management I, L.P., a general partner

By:	Escalate Capital Management Co., LLC, its general partner

By:	/s/ Ross Cockrell
Name:	Ross Cockrell
Title:	Member

[Signature Page to Consent and Third Amendment]

LENDER:

GOLD HILL VENTURE LENDING 03, LP

By:	Gold Hill Venture Lending Partners 03, LP its general partner

By:	/s/ Tim Waterson
Name:	Tim Waterson
Title:	Partner Gold Hill Capital

[Signature Page to Consent and Third Amendment]

ANNEX I

Exhibit D—Form of Subordination Agreement

[See attached.]

Form of Subordination Agreement

SUBORDINATION AGREEMENT

This SUBORDINATION AGREEMENT (this “Agreement”), dated as of October _, 2008 is entered into by and between ESCALATE CAPITAL I, L.P., a Delaware limited partnership (“ECLP”), in its capacity as agent under the Subordinated Debt Documents referenced below (together with its successors and assigns in such capacity, “Subordinated Agent”), ECLP and GOLD HILL VENTURE LENDING 03, LP, a Delaware limited partnership (together with ECLP and their respective successors, assigns, transferees and any other lender under any of the Subordinated Debt Documents, the “Subordinated Lenders” and together with Subordinated Agent, the “Subordinated Creditors”), and SQUARE 1 BANK, (together with its successors assigns, transferees and any other lender under any of the Senior Loan Documents, “Senior Lender”), and acknowledged by THE ACTIVE NETWORK, INC., a Delaware corporation (“Borrower”), with reference to the following facts:

A. Borrower and Senior Lender have entered into that certain Loan and Security Agreement, dated as of October     , 2008 (as amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time, the “Loan Agreement”) pursuant to which the Senior Lender agreed, upon the terms and conditions stated therein, to make advances to and extend other financial accommodations for the account of Borrower. The repayment of Borrower’s obligations under the Loan Agreement and the other Senior Loan Documents and the other Senior Indebtedness (as defined herein) is secured by first priority security interests in and liens on the Collateral (as defined herein) and may now or hereafter be guaranteed by subsidiaries and/or other affiliates of Borrower (the “Guarantors”).

B. Borrower and the Subordinated Creditors have entered into that certain Loan and Security Agreement, dated as of March 22, 2007 (as amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time, the “Subordinated Loan Agreement”), pursuant to which the Subordinated Lenders agreed, upon the terms and conditions stated therein, to make certain loans and other financial accommodations to Borrower up to the principal amount of $35,000,000. The repayment of the Subordinated Indebtedness (as defined herein) is secured by second priority security interests in and liens on the Collateral and may now or hereafter be guaranteed by the Guarantors.

C. One of the conditions of the Loan Agreement is that the priority of Senior Lender’s security interests in and liens on the Collateral be senior and prior to the Subordinated Creditor’s security interests in and liens on the Collateral as set forth in this Agreement. The Subordinated Creditors have agreed to the subordination of their Liens to Senior Lender’s Liens upon the terms and subject to the conditions set forth in this Agreement.

D. A further condition of the Loan Agreement is that the Senior Indebtedness be senior and prior in right of payment to the Subordinated Indebtedness as set forth in this Agreement. The Subordinated Creditors have agreed to the subordination of the Subordinated Indebtedness to the Senior Indebtedness upon the terms and subject to the conditions set forth in this Agreement.

E. Senior Lender, the Subordinated Lenders and Subordinated Agent, for and on behalf of itself and any other holders of Subordinated Indebtedness, wish to enter into this Agreement to clarify their respective rights and priorities in the Collateral and of their respective claims against Borrower and the Guarantors. In order to induce Senior Lender to extend credit to Borrower and for purposes of satisfying certain conditions precedent and covenants of the Loan Agreement, Senior Lender and the Subordinated Creditors hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“AAA” shall have the meaning set forth in Section 22.b of this Agreement.

“Additional Subordinated Debt Documents” means (i) the Secured Promissory Note dated December 18, 2007 in the original principal amount of $10,000,000 issued by Borrower to the order of Gold Hill Venture Lending 03, LP and (ii) the Secured Promissory Note dated December 18, 2007 in the original principal amount of $5,000,000 issued by Borrower to the order of ECLP, as each may be amended, supplemented or otherwise modified from time to time to the extent permitted by the terms of this Agreement.

1.

“Agreement” shall have the meaning set forth in the preamble to this Agreement.

“Bankruptcy Code” shall mean title 11 of the United States Code.

“Borrower” shall have the meaning set forth in the preamble to this Agreement.

“Blockage Notice” means a written notice from or on behalf of Senior Lender to Subordinated Agent of the existence of an Event of Default under the Senior Loan Agreement, other than a Payment Default, which notice states that it is a notice of payment blockage under this Agreement, a “blockage notice” or other words to such effect.

“Blockage Period” means: (a) if a Payment Default shall have occurred, the period from and including the date such Payment Default first occurred until the first to occur of (i) the date on which Senior Lender shall, in writing, consent to payment of the Subordinated Indebtedness notwithstanding such Payment Default, (ii) the Discharge of Senior Indebtedness or (iii) the cure or waiver of such Payment Default in accordance with the terms of the Senior Loan Agreement; and (b) if a Non-Payment Default shall have occurred and is continuing, the period from and including the date of receipt by Subordinated Agent of a Blockage Notice until the first to occur of (i) the date on which Senior Lender shall, in writing, consent to payment of the Subordinated Indebtedness notwithstanding such Event of Default, (ii) the Discharge of Senior Indebtedness, (iii) the one hundred eightieth (180th) day after such Blockage Notice is first received by Subordinated Agent or (iv) the cure or waiver of such Non-Payment Default in accordance with the terms of the Senior Loan Agreement.

“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, the issuing Person.

“Cash Collateral” means any Collateral consisting of (a) cash or cash equivalents, (b) any security entitlement (as defined in the UCC) or (c) any financial assets (as defined in the UCC).

“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any Obligor or any other Person in or upon which a Lien is granted under any of the Senior Loan Documents or the Subordinated Debt Documents and all products and proceeds of any of the foregoing.

“Control Collateral” means any Collateral consisting of (a) a certificated security (as defined in the UCC), (b) investment property (as defined in the UCC), (c) a deposit account (as defined in the UCC) or (d) any other Collateral as to which a Lien may be perfected through physical possession or control by the secured party, or any agent therefor.

“DIP Financing” has the meaning set forth in Section 4.d of this Agreement.

“Discharge of Senior Indebtedness” means payment in full in cash of the Senior Indebtedness (other than Senior Indebtedness consisting solely of contingent indemnification obligations under the Senior Loan Documents) up to the Maximum Senior Loan Amount, including, with respect to amounts available to be drawn under outstanding letters of credit issued thereunder (or indemnities issued pursuant thereto in respect of outstanding letters of credit), delivery of Cash Collateral or backstop letters of credit in respect thereof in compliance with the terms of the Senior Loan Agreement (but in no case in excess of 105% of the face amount of such outstanding letters of credit), in each case, after or concurrently with termination of all commitments to extend credit thereunder.

“ECLP” has the meaning set forth in the preamble to this Agreement.

“Equity Interests” means Capital Stock and all warrants, options, or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

2.

“Event of Default” shall mean, individually and collectively, “Event of Default” as defined in the Senior Loan Agreement and “Event of Default” as defined in the Subordinated Loan Agreement.

“Exercise Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” means (a) the taking of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private disposition pursuant to Division 9 of the UCC, (b) the exercise of any right or remedy provided to a secured creditor or otherwise on account of a Lien under the Senior Loan Documents, the Subordinated Debt Documents, applicable law, in an Insolvency Proceeding or otherwise, including the election to retain any collateral in satisfaction of a Lien, (c) the taking of any action or the exercise of any right or remedy in respect of the collection on, set off against, marshaling of, or foreclosure on the Collateral or the Proceeds of Collateral, (d) the sale, lease, license, or other disposition of all or any portion of the Collateral, by private or public sale or other disposition or any other means permissible under applicable law, and (e) the exercise of any other right relating to any Collateral (including the exercise of any voting rights relating to any Capital Stock and including any right of recoupment or set-off) whether under the Senior Loan Documents, the Subordinated Debt Documents, applicable law, in an Insolvency Proceeding or otherwise.

“Guarantors” has the meaning set forth in the recitals to this Agreement.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state, federal or foreign bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preference, priority, or preferential arrangement of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a capital lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Loan Agreement” has the meaning set forth in the preamble of this Agreement.

“Maximum Senior Loan Amount” means, as of any date of determination, with respect to the payment of the Senior Indebtedness, the sum of (a) with respect to the principal amount of all loans and advances constituting such Senior Indebtedness as of such date of determination, $13,200,000 less the amount of all repayments and prepayments of the principal amount of the Senior Indebtedness to the extent accompanied by a corresponding permanent reduction in the applicable commitment amount plus (b) all other Senior Indebtedness outstanding as of such date of determination.

“Non-Payment Default” means any Event of Default arising under any Senior Loan Document which is not a Payment Default.

“Obligor” means Borrower, the Guarantors, their respective Subsidiaries and any other Person that now or hereafter is, or whose assets now or hereafter are, liable for all or any portion of the Senior Indebtedness.

“Payment Default” means any Event of Default arising under any Senior Loan Document due to the non-payment of any Senior Indebtedness, including any Event of Default arising due to the occurrence of any Insolvency Proceeding with respect to any Obligor.

“Person” means any natural person, corporation, limited liability company, limited partnership, general partnership, limited liability partnership, joint venture, trust, land trust, business trust, or other organization, irrespective of whether it is legal entity, and any government and agencies and political subdivisions thereof.

“Proceeds” means (a) all “proceeds” as defined in Division 9 of the UCC with respect to the Collateral, and (b) whatever is recoverable or recovered when Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.

3.

“Recovery” has the meaning set forth in Section 4.c.

“Reorganization Debt Securities” means debt securities of any Obligor or any affiliate of any Obligor as reorganized or readjusted, or debt securities of any Obligor or any affiliate of any Obligor (or any other Person provided for by a plan of reorganization or readjustment succeeding to the assets and liabilities of any Obligor or any affiliate of any Obligor), that are subordinated, to at least the same extent as the Subordinated Indebtedness, to the payment of all Senior Indebtedness that will be outstanding after giving effect to such plan of reorganization or readjustment, so long as (a) the non-default rate of interest and the default rate of interest on such debt securities shall not exceed the non-default rate of interest and the default rate of interest (as the case may be) in effect with respect to the Subordinated Indebtedness on the date hereof (as such rates may be modified from time to time pursuant to any amendment permitted by the terms of this Agreement), (b) after giving effect to such plan of reorganization or readjustment such debt securities shall not be entitled to the benefits of covenants or defaults more beneficial to the holders of such debt securities than those in effect with respect to the Senior Indebtedness or the Subordinated Indebtedness on the date hereof (as such covenants or defaults may be modified from time to time pursuant to any amendment permitted by the terms of this Agreement), (c) such debt securities shall not require cash interest to be paid more frequently than is required under the Subordinated Debt Documents on the date hereof (as the relevant payment provisions may be modified from time to time pursuant to any amendment permitted by the terms of this Agreement), and (d) such debt securities shall not provide for amortization, including mandatory prepayment provisions, commencing earlier than six months following the final scheduled maturity date of the Senior Indebtedness (as modified by such plan of reorganization or readjustment).

“Rules” shall have the meaning set forth in Section 22.b of this Agreement.

“Senior Indebtedness” means the indebtedness and other obligations of Borrower under the Senior Loan Documents and all other amounts owing by any Obligor to Senior Lender, whether or not due or secured under the terms of the Senior Loan Agreement or any other Senior Loan Document, including, without limitation, all costs and expenses of Senior Lender payable under the Senior Loan Agreement, all amounts payable to Senior Lender, all principal, premium, interest, fees, attorneys’ fees, costs, charges, expenses, reimbursement obligations, any obligation to post Cash Collateral in respect of letters of credit or indemnities in respect thereof, indemnities, guaranties, and all other amounts payable thereunder or in respect thereof (including, in each case, all amounts accruing on or after the commencement of any Insolvency Proceeding relating to any Obligor or an affiliate of an Obligor) irrespective of whether a claim for all or any portion of such amounts is allowable or allowed in any Insolvency Proceeding).

“Senior Lender” has the meaning set forth in the preamble to this Agreement.

“Senior Loan Agreement” means the Loan Agreement as amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time, and any other agreement extending the maturity of, consolidating, otherwise restructuring (including adding Subsidiaries or affiliates of any Obligor or any other Person as parties thereto), renewing, replacing or refinancing all or any portion of Borrower’s indebtedness and other obligations under the Loan Agreement or any Senior Loan Documents related thereto, or the Credit Extensions (as such term is defined in the Loan Agreement) or all or any portion of the amounts owed under any other agreement that itself is a Senior Loan Agreement hereunder and whether by the same or any other agent, lender, or group of lenders and whether or not increasing the amount of Senior Indebtedness that may be incurred thereunder.

“Senior Loan Documents” means the Senior Loan Agreement and the other Loan Documents (as such term is defined in the Loan Agreement), or any other security, collateral, ancillary or other documents entered into in connection with or related to any agreement that is a Senior Loan Agreement, as the same may be amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time.

“Standstill Period” means the period from and including the date of receipt by Senior Lender of a written notice from Subordinated Agent that an Event of Default has occurred and is continuing under the Subordinated Debt Documents until the earliest to occur of (a) the Discharge of Senior Indebtedness, (b) the one hundred eightieth (180th) day after such notice is so received, (c) the acceleration of the Senior Indebtedness, or (d) the commencement of any Insolvency Proceeding.

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“Subordinated Agent” has the meaning set forth in the preamble to this Agreement.

“Subordinated Creditor Costs and Expenses” means out-of-pocket costs and expenses (including reasonable attorney or other professional fees) payable by the Obligors to the Subordinated Creditors pursuant to the terms of the Subordinated Debt Documents as in effect on the date of this Agreement or as modified pursuant to an amendment permitted by the terms of this Agreement.

“Subordinated Creditors” has the meaning set forth in the preamble to this Agreement.

“Subordinated Debt Documents” means the Subordinated Loan Agreement, the Subordinated Guaranty, the Additional Subordinated Debt Documents, and each other document, note, instrument or agreement entered into or delivered in connection therewith, as amended, restated, modified, renewed, refunded, replaced, or refinanced in whole or in part from time to time, and any other agreement extending the maturity of, consolidating, otherwise restructuring (including adding or deleting Subsidiaries or affiliates of any Obligor or any other Person as parties thereto), renewing, replacing or refinancing all or any portion of the indebtedness owed to any Subordinated Creditor.

“Subordinated Guaranty” means that certain Unconditional Guaranty, dated as of October     , 2008, executed by Infospherix Incorporated and Active Registration, LLC, in favor of Subordinated Agent.

“Subordinated Indebtedness” means, collectively, all indebtedness and other obligations of any Obligor now or hereafter due or owed to any Subordinated Creditor or any other Person under the Subordinated Debt Documents and of any Obligor to any Subordinated Creditor under any other document, instrument, or agreement, whether the sums represent principal, interest, dividends, Subordinated Creditor Costs and Expenses, charges, or other obligations due or not due, whether incurred directly or indirectly and whether absolute or contingent, including, without limitation, any claim for breach of representation or warranty or any right of rescission.

“Subordinated Lenders” has the meaning set forth in the preamble to this Agreement.

“Subordinated Loan Agreement” has the meaning set forth in the recitals to this Agreement.

“UCC” means the Uniform Commercial Code as enacted and in effect from time to time in the State of California.

a. Rules of Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person’s successors and assigns.

2. Subordination and Standstill.

a. Payment Subordination. Except as set forth in Section 3.a(1) of this Agreement, unless and until the Discharge of Senior Indebtedness shall have occurred, no Subordinated Creditors shall accept, take or receive, by payment, in cash or in kind, by way of setoff, or in any other manner, from any Obligor the whole or any part of any sums which may now or hereafter be owing to any Subordinated Creditor on account of the Subordinated indebtedness.

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b. Lien Subordination. Notwithstanding (i) the date, time, method, manner or order of grant, attachment, or perfection of any Liens granted to Senior Lender or any Subordinated Creditor in respect of all or any portion of the Collateral, (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of Senior Lender or any Subordinated Creditor in any Collateral, (iii) any provision of the UCC, any other applicable law, any of the Senior Loan Documents or the Subordinated Debt Documents, (iv) whether or not the Liens securing the Senior Indebtedness are valid, binding, enforceable, void, voided, voidable, subordinated, reduced, disallowed or allowable or (v) any other circumstance whatsoever, Senior Lender, the Subordinated Lenders and Subordinated Agent, on behalf of itself and the Subordinated Lenders, hereby agree that:

(1) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of any Subordinated Creditor that secures all or any portion of the Subordinated Indebtedness, shall in all respects be junior and subordinate to all Liens held by or on behalf of Senior Lender in the Collateral to secure all or any portion of the Senior Indebtedness up to the Maximum Senior Loan Amount, and

(2) any Lien in respect of all or any portion of the Collateral now or hereafter held by or on behalf of Senior Lender that secures all or any portion of the Senior Indebtedness up to the Maximum Senior Loan Amount shall in all respects be senior and prior to all Liens held by or on behalf of any Subordinated Creditor in the Collateral to secure all or any portion of the Subordinated Indebtedness.

c. Remedies Standstill. Until the expiration of the Standstill Period, and so long as Senior Lender shall not have commenced the Exercise of Any Secured Creditor Remedies with respect to all or any material portion of the Collateral and be diligently pursuing the same (unless such pursuit is then stayed or prohibited for reasons beyond the control of the Senior Lender (e.g., due to a court order or injunction)), no Subordinated Creditor shall, without the prior written consent of Senior Lender, and except upon no less than five (5) business days’ prior written notice to Senior Lender:

(1) commence, prosecute, or participate in any lawsuit, action, or proceeding, whether private, judicial, equitable, administrative or otherwise (including, without limitation, any Insolvency Proceeding against any Obligor or any Obligor’s assets), provided that, as more fully set forth in Section 4 hereof, Subordinated Agent may file a proof of claim in any Insolvency Proceeding involving any Obligor, which proof of claim shall indicate the Subordinated Creditors’ subordination hereunder,

(2) except as set forth in Section 3.a(l) of this Agreement, Exercise Any Secured Creditor Remedies or otherwise demand, take, receive or accept any payment on the Subordinated Indebtedness from any Obligor or exercise any rights or remedies as against any Obligor’s assets,

(3) possess any assets of any Obligor, send any notice to or otherwise seek to obtain payment directly from any account debtor of any Obligor, sue for an attachment, an injunction, a keeper, a receiver or any other legal or equitable remedy, exercise any rights of set off or recoupment as against any Obligor, or otherwise take any action whatsoever, directly or indirectly to collect any amounts on the Subordinated Indebtedness from any Obligor or any of its assets, or

(4) commence or cause to be commenced or join with any creditor (other than Senior Lender) in commencing any Insolvency Proceeding.

d. Release of Liens. In the event of any private or public sale or other disposition of all or any portion of the Collateral by or with the consent of Senior Lender at any time prior to the date upon which the Discharge of Senior Indebtedness shall have occurred, the Subordinated Creditors agree that such disposition will be free and clear of the Liens securing the Subordinated Indebtedness and, if such disposition includes Equity Interests in any Obligor, the Subordinated Agent further agrees to release the entities whose Equity Interests are disposed of from all Subordinated Indebtedness; provided that (i) the interests of Subordinated Creditors in the Collateral (and any post-petition assets subject to adequate protection liens, if any, in favor of any Subordinated Creditor) attach to the proceeds of such sale or other disposition, subject to the terms of this Agreement, and (ii) the proceeds of such sale or other disposition to be applied to the Senior Indebtedness or the Subordinated Indebtedness are applied in accordance with the terms of this Agreement. In furtherance of the foregoing, the Subordinated Creditors agree that (i) Senior Lender is authorized to file any and all UCC Lien releases and/or terminations contemplated by the release

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provided for in this Section 2.d and (ii) it will execute any and all other Lien releases or other documents reasonably requested by Senior Lender in connection with the release provided for in this Section 2.d.

e. Waiver of Right to Contest Indebtedness.

(1) Each Subordinated Creditor agrees that it shall not, and hereby waives any right to, take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of Senior Lender in any Collateral, the validity, priority, enforceability or allowance of the Senior Indebtedness or any of the claims of Senior Lender against any Obligor or the validity or enforceability of this Agreement or any of the provisions hereof. Each Subordinated Creditor agrees that it will not take any action that would hinder any Exercise of Secured Creditor Remedies undertaken by Senior Lender under the Senior Loan Documents, including, without limitation, any public or private sale, lease, exchange, transfer, or other disposition of any Collateral, whether by foreclosure or otherwise. Each Subordinated Creditor hereby waives any and all rights it may have as a junior lien creditor or otherwise to contest, protest, object to, interfere with the manner in which Senior Lender seeks to enforce its Liens in any Collateral (it being understood and agreed that the terms of this Agreement shall govern with respect to the Collateral even if any portion of the Liens securing the Senior Indebtedness are avoided, disallowed, set aside, or otherwise invalidated in any Insolvency Proceeding, judicial proceeding or otherwise).

(2) Senior Lender agrees that it shall not, and hereby waives any right to, take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of any Subordinated Creditor in any Collateral, the validity, priority, enforceability or allowance of the Subordinated Indebtedness or any of the claims of the Subordinated Creditors against any Obligor or the validity or enforceability of this Agreement or any of the provisions hereof. Senior Lender agrees that it will not take any action that would hinder any Exercise of Secured Creditor Remedies undertaken by Subordinated Agent under the Subordinated Debt Documents, including, without limitation, any public or private sale, lease, exchange, transfer, or other disposition of any Collateral, whether by foreclosure or otherwise, in each case to the extent such Exercise of Secured Creditor Remedies is permitted under the terms of this Agreement. Senior Lender hereby waives any and all rights it may have as a lien creditor or otherwise to contest, protest, object to, interfere with the manner in which Subordinated Agent seeks to enforce its Liens in any Collateral (it being understood and agreed that the terms of this Agreement shall govern with respect to the Collateral even if any portion of the Liens securing the Subordinated Indebtedness are avoided, disallowed, set aside, or otherwise invalidated in any Insolvency Proceeding, judicial proceeding or otherwise), in each case, to the extent such enforcement is permitted under the terms of this Agreement.

f. Acknowledgement of Liens. Each Subordinated Creditor acknowledges and agrees that, concurrently herewith, Senior Lender has been granted Liens upon all of the Collateral in which any Subordinated Creditor has been granted Liens and each Subordinated Creditor hereby consents thereto. Each Subordinated Creditor agrees that it shall not obtain a Lien on any asset or Collateral to secure all or any portion of the Subordinated Indebtedness unless concurrently therewith, Senior Lender obtains a Lien on such asset or Collateral and the parties hereby agree that all such Liens are and will be subject to this Agreement. Senior Lender acknowledges and agrees that Subordinated Agent, on behalf of the Subordinated Lenders, has been granted Liens upon all of the Collateral in which Senior Lender has been granted Liens and Senior Lender hereby consents thereto. Senior Lender agrees that it shall not obtain a Lien on any asset or Collateral to secure all or any portion of the Senior Indebtedness unless, at or prior to such time, Subordinated Agent has also been offered a Lien on such asset or Collateral. It is understood and agreed that all such future Liens shall be subject to the terms of this Agreement. The subordination of Liens and claims by the Subordinated Creditors in favor of Senior Lender shall not be deemed to subordinate any Subordinated Creditor’s Liens or claims to the Liens or claims of any Person other than Senior Lender.

g. Agent for Perfection. Senior Lender and each Subordinated Creditor agree to hold all Control Collateral and Cash Collateral, as applicable, in their respective possession, custody, or control (or in the possession, custody, or control of agents or bailees for either) as agent for the other solely for the purpose of perfecting the security interest granted to each in such Control Collateral or Cash Collateral subject to the terms and

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conditions of this Section 2.g. None of Senior Lender or any Subordinated Creditor, as applicable, shall have any obligation whatsoever to the others to assure that the Control Collateral is genuine or owned by any Obligor or any other Person or to preserve their respective rights or benefits or those of any Person. The duties or responsibilities of the parties under this Section 2.g are and shall be limited solely to holding or maintaining control of the Control Collateral and the Cash Collateral as agent for the other for purposes of perfecting the Liens held by Senior Lender or Subordinated Agent, as applicable. Senior Lender is not and shall not be deemed to be a fiduciary of any kind for any Subordinated Creditor or any other Person.

3. Permitted Payments.

a. Permitted Payments: Effect of Blockage Period.

(1) So long as a Blockage Period is not then in effect, Borrower may pay to the Subordinated Creditors, and the Subordinated Creditors may accept and receive on account of the Subordinated Indebtedness only Subordinated Creditor Costs and Expenses and regularly scheduled payments of principal and interest (including cash pay and payment-in-kind interest) as and when due under the terms of the Subordinated Loan Agreement, but not any prepayments (whether mandatory or voluntary) or other payments (of any kind) of any Subordinated Indebtedness.

(2) Immediately upon the expiration of any Blockage Period, Borrower may resume making payments to the Subordinated Creditors otherwise permitted under Section 3.a.(l) above.

(3) No Non-Payment Default which existed or was continuing at the commencement of any Blockage Period may give rise to the institution of a subsequent Blockage Period unless such Non-Payment Default reoccurs after having been cured or waived, in accordance with the terms of the Senior Loan Agreement, for at least thirty (30) consecutive days.

(4) A Blockage Period arising from any Non-Payment Default may not be in effect for more than one hundred eighty (180) days during any three hundred sixty-five (365) consecutive days and no more than two (2) Blockage Periods may be commenced during any three hundred sixty-five (365) consecutive days.

b. No Prepayment or Acceleration of Subordinated Indebtedness. Except as expressly set forth in Section 3.a(l) or Section 4.a., each Subordinated Creditor agrees that it shall not take, accept or receive any payment or prepayment of the principal of any Subordinated Indebtedness, any payments resulting from any breach or default under any of the Subordinated Debt Documents, any prepayment as a result of the acceleration of any amounts due under any Subordinated Debt Document, or any other direct or indirect payments or distributions of any kind or character (whether in cash, securities, assets, by set-off, or otherwise), on account of the Subordinated Indebtedness.

4. Insolvency Proceeding.

a. Continuing Priority. This Agreement is intended to be enforceable as a subordination agreement under Bankruptcy Code Section 510 notwithstanding the commencement of any Insolvency Proceeding. In the event of any Insolvency Proceeding relative to any Obligor or any arrangement, adjustment, composition or relief of any Obligor or such Obligor’s debts or any marshaling of the assets of any Obligor, then, in each case, (i) all Senior Indebtedness shall first be paid in full in cash before any payment is made on the Subordinated Indebtedness; and (ii) any payment or distribution of any kind or character (whether in cash, securities (other than Reorganization Debt Securities), assets, by set-off, or otherwise) to which any Subordinated Creditor would be entitled but for the provisions of this Section 4.a (including, without limitation, any payment or distribution which may be payable or deliverable to any Subordinated Creditor by reason of the payment of any other Indebtedness of such Obligor or its Subsidiaries being subordinated to payment of the Subordinated Indebtedness) shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver, a liquidating trustee, or otherwise, directly to Senior Lender to the extent necessary to cause the Discharge of Senior Indebtedness. In the event that, in the circumstances contemplated by this Section 4.a, and notwithstanding the

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foregoing provisions of this Section 4.a. any Subordinated Creditor shall have received any payment or distribution of any kind or character (whether in cash, securities, assets, by setoff, or otherwise) that it is not entitled to receive by the foregoing provisions, then and in such event such payment or distribution shall be segregated and held in trust for the benefit of and immediately shall be paid over to Senior Lender in accordance with Section 7.

b. Proof of Claim. If Subordinated Agent does not file a proper claim or proof of debt or other document or amendment thereof in the form required in any Insolvency Proceeding prior to 30 days before the expiration of time to file such claim or other document or amendment thereof, then Senior Lender shall have the right (but not the obligation) in such proceeding, and hereby irrevocably is appointed lawful attorney of the Subordinated Creditors for the purpose of enabling Senior Lender to demand, sue for, collect, receive and give receipt for the payments and distributions in respect of the Subordinated Indebtedness that are made in such proceeding and that are required to be paid or delivered to Senior Lender as provided in Section 4.a, and to file and prove all claims therefor and to execute and deliver all documents in such proceeding in the name of any Subordinated Creditor or otherwise in respect of such claims, as Senior Lender reasonably may determine to be necessary or appropriate.

c. Reinstatement. If Senior Lender is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay any amount to the estate or to any creditor or representative of any Obligor or any other Person (a “Recovery”), then the Senior Indebtedness shall be reinstated to the extent of such Recovery. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the parties hereto from such date of reinstatement. All rights, interests, agreements, and obligations of the parties hereto under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of any Insolvency Proceeding by or against any Obligor or any affiliate of an Obligor and irrespective of any other circumstance which otherwise might constitute a defense available to, or a discharge of any Obligor or any other Person in respect of the Senior Indebtedness. No priority or right of Senior Lender shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Obligor or by the noncompliance by any Person with the terms, provisions, or covenants of the Senior Loan Documents or the Subordinated Debt Documents, regardless of any knowledge thereof which Senior Lender may have.

d. DIP Financing. If any Obligor or any affiliate of an Obligor shall be subject to any Insolvency Proceeding and Senior Lender shall desire, prior to the Discharge of Senior Indebtedness, to permit the use of Cash Collateral or to permit any Obligor or any affiliate of an Obligor to obtain financing (“DIP Financing”) under Section 363 or Section 364 of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding) to be secured by all or any portion of the Collateral, then each Subordinated Creditor agrees that it will raise no objection to such use of Cash Collateral or DIP Financing and will not request adequate protection or any other relief in connection with its or their interest in any such Collateral except to the extent specified in this Section 5; provided, that the maximum principal amount of the DIP Financing shall at no time exceed, when aggregated with the Senior Indebtedness outstanding as of the commencement of such Insolvency Proceeding, the Maximum Senior Loan Amount. Each Subordinated Creditor hereby agrees that its Liens in the Collateral shall be subordinated to any DIP Financing (and all obligations relating thereto) to the extent and upon the terms and conditions specified in this Agreement. Each Subordinated Creditor agrees that it shall not, directly or indirectly, provide, offer to provide or support any DIP Financing secured by a Lien senior to or pari passu with the Liens securing the Senior Indebtedness, in each case unless Senior Lender otherwise has provided its express written consent.

e. Other Waivers. Until the Discharge of Senior Indebtedness has occurred, each Subordinated Creditor agrees that it shall not (1) seek relief from the automatic stay of Section 362 of the Bankruptcy Code or any other stay in any Insolvency Proceeding in respect of any portion of the Collateral, (2) propose any plan of reorganization or file any motion or pleading in support of any motion or plan that would impair the rights of Senior Lender, (3) propose or support any plan of reorganization that is inconsistent with the priorities or other provisions of this Agreement, (4) directly or indirectly oppose any relief requested or supported by Senior Lender, including any sale or other disposition free and clear of each Subordinated Creditor’s Liens under Bankruptcy Code Section 363(f) or any other similar provision of applicable law so long as Subordinated Creditors’ Lien attaches to the Proceeds of such disposition with the same priority as it had in the relevant Collateral subject to

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such disposition, (5) make any election under Bankruptcy Code Section 1111(b) or object to, oppose, support any objection, or take any other action to impede, the right of Senior Lender to make an election under Section 1111(b)(2) of the Bankruptcy Code, or (6) seek or request any adequate protection of its Liens.

f. Adequate Protection. Notwithstanding anything to the contrary contained in Section 4.e. above, Subordinated Creditors may seek “adequate protection” of Subordinated Creditors’ interest in any Collateral in any Insolvency Proceeding if (A) Senior Lender is granted adequate protection in the form of additional collateral including replacement liens on post-petition collateral and (B) such additional protection requested by Subordinated Creditors is in the form of a Lien on such additional collateral including replacement liens on post-petition collateral, which Lien, if granted, will be subordinated to the Liens securing the Senior Indebtedness (including the adequate protection Liens) and the Liens securing any debtor in possession financing provided by Senior Lender on the same basis as the other Liens securing the Subordinated Indebtedness are so subordinated to the Liens securing the Senior Indebtedness under this Agreement. If Senior Lender is granted adequate protection in the form of a superpriority claim, then Subordinated Creditors may seek or request a superpriority claim, which superpriority claim will be junior in all respects to the superpriority claim granted to Senior Lender.

5. Modifications of Indebtedness.

a. Senior Indebtedness. All Senior Indebtedness at any time incurred by any Obligor shall be deemed to have been incurred, and all Senior Indebtedness held by Senior Lender shall be deemed to have been extended, acquired or obtained, as applicable, in reliance upon this Agreement, and each Subordinated Creditor hereby waives (i) notice of acceptance of this Agreement, or proof of reliance on this Agreement, by Senior Lender, and (ii) notice of the existence, renewal, extension, accrual, creation, or non-payment of all or any part of the Senior Indebtedness. Nothing contained in this Agreement shall preclude Senior Lender from discontinuing the extension of credit to any Obligor (whether under the Senior Loan Agreement or otherwise) or from taking (without notice to any Subordinated Creditor, any Obligor, or any other Person) any other action in respect of the Senior Indebtedness or the Collateral which Senior Lender or such holder is otherwise entitled to take with respect to the Senior Indebtedness or the Collateral. Senior Lender shall have the right, without notice to or consent from any Subordinated Creditor, to amend, supplement or modify the Senior Indebtedness, including, without limitation, any renewals, extensions or shortening of time of payments (even if such shortening causes any Senior Indebtedness to be due on demand or otherwise), any revision of any amortization schedule with respect thereto, and each Subordinated Creditor consents and agrees to any such amendment, supplement or modification, provided, that Senior Lender shall not amend any Senior Loan Document to: (a) add any direct restriction on the specific payment of the Subordinated Indebtedness that by its express terms conflicts with an express provision of this Agreement or (b) increase the principal amount of the Senior Indebtedness such that it exceeds $13,200,000. Each Subordinated Creditor waives notice of any such amendment, supplement, or modification, and agrees that no such amendment, supplement, or modification shall affect, release, or impair the subordinations contained herein.

b. Notice of Acceptance and Other Waivers.

(1) To the fullest extent permitted by applicable law, each Subordinated Creditor hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under the Senior Loan Agreement, or the creation or existence of any Senior Indebtedness; (iii) notice of the amount of the Senior Indebtedness; (iv) notice of any adverse change in the financial condition of any Obligor or of any other fact that might increase any Subordinated Creditor’s risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the Senior Loan Documents; (vi) notice of any Default or Event of Default under the Senior Loan Documents or otherwise relating to the Senior Indebtedness; (vii) all other notices (except if such notice is specifically required to be given to Subordinated Agent under this Agreement) and demands to which any Subordinated Creditor might otherwise be entitled.

(2) To the fullest extent permitted by applicable law, each Subordinated Creditor waives the right by statute or otherwise to require Senior Lender to institute suit against any Obligor or to exhaust any rights and remedies which Senior Lender has or may have against any Obligor. Each Subordinated Creditor further waives any defense arising by reason of any disability or other defense (other than the defense that the Discharge of Senior Indebtedness has occurred (subject to the provisions of Section 4.c) of any Obligor or by reason of the cessation from any cause whatsoever of the liability of such Obligor in respect thereof.

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(3) To the fullest extent permitted by applicable law, each Subordinated Creditor hereby waives: (i) any rights to assert against Senior Lender any defense (legal or equitable), set-off, counterclaim, or claim which such Subordinated Creditor may now or at any time hereafter have against any Obligor or any other party liable to Senior Lender or any Subordinated Creditor (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of any Senior Indebtedness, any Subordinated Indebtedness or any security for either; (iii) any defense arising by reason of any claim or defense based upon an election of remedies by Senior Lender; and (iv) the benefit of any statute of limitations affecting any Subordinated Creditor’s obligations hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Senior Indebtedness shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Subordinated Creditor’s obligations hereunder.

(4) Until such time as the Discharge of Senior Indebtedness shall have occurred (subject to the provisions of Section 4.c): (i) each Subordinated Creditor hereby waives and postpones any right of subrogation such Subordinated Creditor has or may have as against any Obligor with respect to any Senior Indebtedness; (ii) in addition, each Subordinated Creditor hereby waives and postpones any right to proceed against any Obligor or any other Person, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims (irrespective of whether direct or indirect, liquidated or contingent), with respect to any Senior Indebtedness; and (iii) in addition, each Subordinated Creditor also hereby waives and postpones any right to proceed or to seek recourse against or with respect to any property or asset of any Obligor.

(5) WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS AGREEMENT, EACH SUBORDINATED CREDITOR WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY SENIOR AGENT OR ANY OTHER HOLDER OF SENIOR INDEBTEDNESS, EVEN THOUGH THAT ELECTION OF REMEDIES HAS DESTROYED ANY SUBORDINATED CREDITOR’S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST ANY OBLIGOR BY THE OPERATION OF ANY APPLICABLE LAW.

(6) Neither Senior Lender nor any of its affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any Proceeds or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or Proceeds thereof. If Senior Lender honors (or fails to honor) a request by Borrower for an extension of credit pursuant to the Senior Loan Agreement or any of the other Senior Loan Documents, whether Senior Lender has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of the Subordinated Debt Documents or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if Senior Lender otherwise should exercise any of its contractual rights or remedies under the Senior Loan Documents (subject to the express terms and conditions hereof), Senior Lender shall have no liability whatsoever to any Subordinated Creditor as a result of such action, omission, or exercise. Senior Lender will be entitled to manage and supervise its loans and extensions of credit under the Senior Loan Documents as Senior Lender may, in its sole discretion, deem appropriate, and Senior Lender may manage its loans and extensions of credit without regard to any rights or interests that any Subordinated Creditor may have in the Collateral or otherwise except as otherwise expressly set forth in this Agreement. Each Subordinated Creditor agrees that Senior Lender shall not incur any liability as a result of a sale, lease, license, application or other disposition of all or any portion of the Collateral or any part or Proceeds thereof. Senior Lender may, from time to time, enter into agreements and settlements with Obligors as it may determine in its sole discretion without impairing any of the subordinations, priorities, rights or obligations of the parties under this Agreement, including, without limitation, substituting Collateral, releasing any Lien and releasing any Obligor. Each Subordinated Creditor waives any and all rights it may have to require Senior Lender to marshal assets, to exercise rights or remedies in a particular manner, or to forbear from exercising such rights and remedies in any particular manner or order.

c. Modifications of Senior Indebtedness. Each Subordinated Creditor hereby agrees that, without affecting the obligations of any Subordinated Creditor hereunder, Senior Lender may, at any time and from time to time, in its sole discretion without the consent of or notice to any Subordinated Creditor (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement including, without limitation,

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Section 5.a.), and without incurring any liability to any Subordinated Creditor or impairing or releasing the subordination provided for herein, amend, restate, supplement, replace, refinance, extend, consolidate, restructure, or otherwise modify the Senior Loan Agreement or any of the Senior Loan Documents in any manner whatsoever, including, to:

(1) change the manner, place, time, or terms of payment or renew or alter, all or any of the Senior Indebtedness or otherwise amend, restate, supplement, or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Senior Indebtedness or any of the Senior Loan Documents,

(2) retain or obtain a Lien on any property of any Person to secure any of the Senior Indebtedness, and in that connection to enter into any additional Senior Loan Documents,

(3) amend, or grant any waiver, compromise or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the Senior Indebtedness,

(4) release its Lien on any Collateral or other property,

(5) exercise or refrain from exercising any rights against any Obligor or any other Person,

(6) retain or obtain the primary or secondary obligation of any Person with respect to any of the Senior Indebtedness and

(7) otherwise manage and supervise the Senior Indebtedness as Senior Lender shall deem appropriate.

d. Modifications of Subordinated Indebtedness. Each Subordinated Creditor understands and agrees that none of the Subordinated Debt Documents or any other document, instrument or agreement evidencing all or any part of the Subordinated Indebtedness may be modified or amended without the prior written consent of Senior if the effect of such modification or amendment is to (i) increase (x) the maximum principal amount of the Subordinated Indebtedness or (y) rate of interest (or cash pay rate of interest) on any of the Subordinated Indebtedness by more than 3.0%, (ii) change the dates upon which payments of principal or interest on the Subordinated Indebtedness are due, (iii) change or add any event of default or any covenant with respect to the Subordinated Indebtedness, (iv) change any redemption or prepayment provisions of the Subordinated Indebtedness, (v) take or perfect any other Liens in any assets of the Obligors except as permitted hereunder or (vi) change or amend any other term of the Subordinated Debt Documents if such change or amendment would increase the obligations of the Obligors or confer additional material rights on Subordinated Creditors in a manner adverse to Obligors or Senior Lender.

6. Subordinated Indebtedness Owed Only to Subordinated Creditors. Each Subordinated Creditor hereby warrants and represents to Senior Lender that (a) no Subordinated Creditor has previously assigned any interest in the Subordinated Indebtedness, (b) no Person other than the Subordinated Creditors party hereto owns an interest in any of the Subordinated Indebtedness (whether as joint holders, participants, or otherwise), and (c) the entire Subordinated Indebtedness is owing only to the Subordinated Creditors party hereto. No Subordinated Lender may sell, assign, pledge, hypothecate or otherwise transfer any part of its interest in the Subordinated Indebtedness or the Collateral without (x) making the sale, assignment, pledge, hypothecation or transfer expressly subject to this Agreement with the transferee assuming all of such Subordinated Creditor’s obligations hereunder; and (y) providing Senior Lender at least five (5) Business Days’ prior written notice of such transfer.

7. Payments Received by Subordinated Creditors. Except as permitted in Section 3.a(l) or Section 4.a hereof if any payment or distribution of any kind or character, whether in cash, property or securities, from or of any assets of any Obligor (or any Obligor’s Subsidiaries), (irrespective of whether such payment or distribution was of Collateral, or Proceeds thereof) is received by any Subordinated Creditor prior to the Discharge of Senior

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Indebtedness, such Subordinated Creditor shall receive and hold the same in trust as trustee for the benefit of Senior Lender and shall forthwith deliver such payment, distribution, or proceeds to Senior Lender in precisely the form received (except for the endorsement or assignment by such Subordinated Creditor where necessary), for application on any of the Senior Indebtedness, whether or not then due. In the event of the failure of any Subordinated Creditor to make any such endorsement or assignment to Senior Lender, Senior Lender and any of its officers or agents are hereby irrevocably authorized to make such endorsement or assignment.

8. Representations and Warranties.

a. Power and Authority. Each party hereto represents and warrants to the other parties that it has the requisite power and authority to enter into, execute, deliver, and carry out the terms of this Agreement.

b. Amount of Subordinated Indebtedness; No Default.

(1) Borrower represents and warrants to Senior Lender that, as of October 7, 2008, (i) the aggregate outstanding principal balance of the Subordinated Indebtedness is $20,000,000 and (ii) no Event of Default or event which with the giving of notice or the passage of time, or both, would become an Event of Default exists under the Subordinated Debt Documents and the Subordinated Creditors represent and warrant to the Senior Lender that, as of the date of this Agreement, to the Subordinated Creditors’ knowledge, no Event of Default or event which with the giving of notice or the passage of time, or both, would become an Event of Default exists under the Subordinated Loan Documents.

(2) Borrower represents and warrants to the Subordinated Creditors that, as of the date of this Agreement, no Event of Default or event which with the giving of notice or the passage of time, or both, would become an Event of Default exists under the Senior Loan Documents and Senior Lender represents and warrants to the Subordinated Creditor that, as of the date of this Agreement, to Senior Lender’s knowledge, no Event of Default or event which with the giving of notice or the passage of time, or both, would become an Event of Default exists under the Senior Loan Documents.

9. Notice of Default. Each Obligor shall promptly notify (a) Senior Lender of all Events of Default or events which with the giving of notice or the passage of time, or both, would become Events of Default under any Subordinated Debt Document and (b) Subordinated Agent of all Events of Default or events which with the giving of notice or the passage of time, or both, would become Events of Default under any Senior Loan Document.

10. [Reserved].

11. Further Action. Upon Senior Lender’s request, the Subordinated Creditors will promptly take all actions which Senior Lender believes appropriate to carry out the purposes of this Agreement.

12. Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any party hereto shall be effective unless it is in a written agreement executed by Subordinated Agent and Senior Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

13. Instrument Legends. The Subordinated Creditors agree that the Subordinated Loan Agreement, each Subordinated Debt Document that grants a Lien and is recorded in any public record, and each note or other instrument evidencing the Subordinated Indebtedness or any portion thereof, shall be inscribed with a legend conspicuously indicating that payment thereon, performance thereof or Liens granted thereunder are subordinated to the claims of Senior Lender pursuant to the terms of this Agreement, and copies thereof shall be delivered to Senior Lender. Any instrument evidencing any of the Subordinated Indebtedness or any portion thereof which is hereafter executed will, on the date thereof, be inscribed with a similar legend, and copies thereof will be delivered to Senior Lender on the date of its execution or within five (5) business days thereafter.

14. Additional Remedies. If any Subordinated Creditor violates any of the terms of this Agreement, in addition to any remedies in law, equity, or otherwise, Senior Lender may restrain such violation in any court of law

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and may, in its own or any Obligor’s name, interpose this Agreement as a defense in any action by any Subordinated Creditor.

15. Information Concerning Financial Condition. Each Subordinated Creditor hereby assumes responsibility for keeping itself informed of the financial condition of Obligors and of all other circumstances bearing upon the risk of nonpayment of the Subordinated Indebtedness, and agrees that Senior Lender has and shall have no duty to advise any Subordinated Creditor of information known to Senior Lender regarding such condition or any such circumstances. In the event Senior Lender, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to any Subordinated Creditor, Senior Lender shall be under no obligation (a) to provide any such information to any Subordinated Creditor on any subsequent occasion, (b) to undertake any investigation, or (c) to disclose any information which, pursuant to its commercial finance practices, Senior Lender wishes to maintain confidential. Each Subordinated Creditor acknowledges and agrees that Senior Lender has made no warranties or representations with respect to the legality, validity, enforceability, collectibility or perfection of the Senior Indebtedness or any liens or security interests held in connection therewith.

16. Third Party Beneficiaries. This Agreement is solely for the benefit of Senior Lender, the Subordinated Creditors, and their respective successors and assigns, and neither any Obligor nor any other Persons is intended to be a third party beneficiary hereunder or to have any right, benefit, priority or interest under, or because of the existence of, or to have any right to enforce, this Agreement. Senior Lender and Subordinated Agent shall have the right to modify or terminate this Agreement at any time without notice to or approval of any Obligor or any other Person.

17. No Impairment. Nothing in this Agreement is intended to or shall impair, as between Obligors and the Subordinated Creditors, the obligation of Obligors, which is absolute and unconditional, to pay the Subordinated Indebtedness as and when the same shall become due and payable in accordance with its terms, or affect the relative rights of the Subordinated Creditors and creditors of Obligors other than Senior Lender.

18. Subrogation. After the Discharge of Senior Indebtedness shall have occurred, the Subordinated Creditors shall be subrogated to the rights of Senior Lender to the extent that distributions otherwise payable to the Subordinated Creditors have been applied to the payment of the Senior Indebtedness in accordance with the provisions of this Agreement. Senior Lender shall have no obligation or duty to protect the Subordinated Creditors’ rights of subrogation arising pursuant to this Agreement or under any applicable law, nor shall Senior Lender be liable for any loss to, or impairment of, any subrogation rights held by the Subordinated Creditors.

19. Notices. For the purposes of this Agreement, all notices or demands (other than notices sent in accordance with Sections 9611, 9612, 9613, 9620, 9621 or any other applicable provision of the UCC) shall be in writing to the addresses listed below for the applicable recipient and shall be deemed received (a) if personally delivered, then upon such delivery, (b) if sent by U.S. registered or certified mail (postage prepaid, return receipt requested), then upon the earlier of the date of receipt stated in such return receipt or five days after deposit in the U.S. mail addressed, (c) if sent by nationally recognized overnight courier service with instructions to deliver the next business day, then one business day after being so sent or (d) if sent by facsimile, then upon electronic confirmation of successful transmission.

If to Senior Lender:	Square 1 Bank
406 Blackwell Street, Suite 240
Durham, North Carolina 27701
Attn: Loan Operations Manager
FAX: (919) 314-3080

with a copy to:	Square 1 Bank
12481 High Bluff Drive, Suite 350
San Diego, CA 92130
Attn: Scott Foote
FAX: (858) 436-3501

14.

If to Subordinated Agent:	ESCALATE CAPITAL I, L.P.
2400 Sand Hill Road, Suite 201
Menlo Park, California 94025
Telecopy: (650) 854-5052
Attention: Simon James

with a copy to:	ESCALATE CAPITAL I, L.P.
300 West Sixth Street, Suite 2250
Austin, Texas 78701
Telecopy: (512) 651-2101
Attention: Ross Cockrell

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. Notices sent in accordance with Sections 9611, 9612, 9613, 9620, 9621 or any other applicable provision of the UCC, shall be deemed received when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or other similar method set forth above.

20. Consent to Jurisdiction; Additional Waivers. The parties hereto each consent to the jurisdiction of any state or federal court located within the County of San Diego, State of California; provided, however, that any suit seeking enforcement against any Collateral or other property may be brought, at Senior Lender’s option, in the courts of any jurisdiction where Senior Lender elects to bring such action or where such Collateral or other property may be found. Each Subordinated Creditor waives personal service of any and all process upon it, and consents that all service of process be made in the manner set forth in Section 19 of this Agreement for notices. The parties hereto each waive, to the fullest extent each may effectively do so, any defense or objection based upon forum non conveniens and any defense or objection to venue of any action instituted within the County of San Diego, State of California.

21. Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made in the State of California, and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the State of California.

22. Arbitration.

a. Arbitration. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise, in any way arising out of or relating to this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination.

b. Governing Rules. Any arbitration proceeding will (i) proceed in a location in California selected by the American Arbitration Association (“AAA”); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to herein, as applicable, as the “Rules”). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other

15.

party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. §91 or any similar applicable state law.

c. No Waiver of Provisional Remedies. Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

d. Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of California or a neutral retired judge of the state or federal judiciary of California, in either case with a minimum often years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator’s discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of California and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

e. Discovery. In any arbitration proceeding, discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party’s presentation and that no alternative means for obtaining information is available.

f. Class Proceedings and Consolidations. No party hereto shall be entitled to join or consolidate disputes by or against others in any arbitration, except parties who have executed this Agreement or any other contract, instrument or document relating to any Indebtedness, or to include in any arbitration any dispute as a representative or member of a class, or to act in any arbitration in the interest of the general public or in a private attorney general capacity.

g. Payment Of Arbitration Costs And Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

h. Real Property Collateral; Judicial Reference. Notwithstanding anything herein to the contrary, no dispute shall be submitted to arbitration if the dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such dispute is not submitted to arbitration, the dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said

16.

Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA’s selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

i. Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the documents between the parties or the subject matter of the dispute shall control. This arbitration provision shall survive termination.

j. Small Claims Court. Notwithstanding anything herein to the contrary, each party retains the right to pursue in Small Claims Court any dispute within that court’s jurisdiction. Further, this arbitration provision shall apply only to disputes in which either party seeks to recover an amount of money (excluding attorneys’ fees and costs) that exceeds the jurisdictional limit of the Small Claims Court.

23. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties’ respective successors and assigns, subject to the provisions hereof.

24. Integrated Agreement. This Agreement sets forth the entire understanding of the parties with respect to the within matters and may not be modified or amended except upon a writing signed by all parties.

25. Authority. Each of the parties hereto certifies that such party has all necessary authority to execute this Agreement.

26. Counterparts. This Agreement may be executed in one or more counterparts, each one of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement.

27. Headings. The headings contained in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

28. Severability. Any provision of this Agreement that is prohibited by law or unenforceable shall be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision. To the extent permissible, the parties waive any law that prohibits any provision of this Agreement or renders any provision hereof unenforceable.

29. Conflicts. To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of any Subordinated Debt Document, on the other hand, this Agreement shall control and prevail.

30. Termination. This Agreement shall continue in full force and effect until the Discharge of Senior Indebtedness shall have occurred and shall thereafter be revived to the extent provided for in Section 4.c.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

17.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

SQUARE 1 BANK

By:
Name:
Title:

[Signature Page to Subordination Agreement]

ESCALATE CAPITAL I, L.P., a Delaware limited partnership

By:	CAPITAL MANAGEMENT I,
Its:	General Partner

	By:	EC MANAGEMENT I, L.P.,
	A:	General Partner

	By:	ESCALATE CAPITAL MANAGEMENT CO., LLC,
	Its:	General Partner

By:
Name:
	Its:	Member

[Signature Page to Subordination Agreement]

GOLD HILL VENTURE LENDING 03, LP, A Delaware limited partnership

By:	GOLD HILL VENTURE LENDING PARTNERS 03, LLC
Its:	General Partner

By:
Name:
Title:

[Signature Page to Subordination Agreement]

ACKNOWLEDGEMENT

The undersigned hereby acknowledge and consent to, the foregoing Subordination Agreement, dated as of October __, 2008, among SQUARE 1 BANK, Escalate Capital I, L.P. and Gold Hill Venture Lending 03, LP (the “Subordination Agreement”). Unless otherwise defined in this Acknowledgement, terms defined in the Subordination Agreement have the same meanings when used in this Acknowledgement.

Borrower and each Guarantor agrees to be bound by the Subordination Agreement, and agrees that any default, event of default, or unmatured event of default by Borrower or any Guarantor under any present or future instrument or agreement between Borrower or any Guarantor and any Subordinated Creditor shall constitute an immediate Event of Default under all present and future instruments and agreements among Borrower and/or Guarantor and Senior Lender. Borrower and each Guarantor agrees that the Subordination Agreement may be amended by Senior Lender and Subordinated Agent without notice to, or the consent of, Borrower, any Guarantor or any other Person.

THE ACTIVE NETWORK, INC., a Delaware corporation

By:
Name:
Title:

ACTIVE REGISTRATION, LLC A Delaware limited liability company

By:
Name:
Title:

INFOSPHERIX INCORPORATED, A Delaware corporation

By:
Name:
Title:

[Signature Page to Subordination Agreement]

S-1

ANNEX II

Exhibit G — Collateral Description

All of the below listed personal property of Borrower (herein referred to as “Borrower” or “Debtor”) whether presently existing or hereafter created or acquired, and wherever located:

(a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software, but excluding Intellectual Property (as defined below)), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights (excluding that certain Letter of Credit issued for the account of Borrower by Wells Fargo Bank, N.A., for the benefit of the State of Pennsylvania in the original face amount of $5,000,000 (the “Wells Letter of Credit”)), money, (excluding Registration Fees Payable) and all of Debtor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and

(b) any and all cash proceeds and/or noncash proceeds of any of the foregoing, excluding Registration Fees Payable and the Wells Letter of Credit, but including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment. All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time, including revised Division 9 of the Uniform Commercial Code-Secured Transactions, added by Stats. 1999, c.991 (S.B. 45), Section 35, operative July 1, 2001.

Notwithstanding the foregoing, the Collateral shall not include (x) the Debtor’s Registration Fees Payable, (y) the Wells Letter of Credit, or (z) any copyrights, patents, trademarks, servicemarks and applications therefor, now owned or hereafter acquired, or any claims for damages by way of any past, present and future infringement of any of the foregoing (collectively, the “Intellectual Property”); provided, however, that the Collateral shall include all accounts and general intangibles that consist of rights to payment and proceeds from the sale, licensing or disposition of all or any part, or rights in, the foregoing Intellectual Property (the “Rights to Payment”). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the Collateral shall automatically, and effective as of the Closing Date, include the Intellectual Property to the extent necessary to permit perfection of Secured Party’s security interest in the Rights to Payment.

Collateral Description

ANNEX III

Exhibit I—Form of Account Control Agreement

[See attached.]

Form of Account Control Agreement

RESTRICTED ACCOUNT AND SECURITIES

ACCOUNT CONTROL AGREEMENT

(Access Restricted after Instructions - Multiple Lenders)

This Restricted Account and Securities Account Control Agreement (the “Agreement”), dated as of the date specified on the initial signature page of this Agreement, is entered into by and among The Active Network, Inc. (“Company”), Square 1 Bank (in such capacity, “First Lien Agent”), Escalate Capital I, LP. (in such capacity, “Second Lien Agent”) and Wells Fargo Bank, National Association (“Bank”) and sets forth the rights of Agents and the obligations of Bank with respect to the deposit accounts of Company at Bank identified at the end of this Agreement as the Restricted Accounts (each hereinafter referred to individually as a “Restricted Account” and collectively as “Restricted Accounts”) and each securities account of Company at Bank linked to any Restricted Account by a sweep mechanism, provided that such securities account either (i) bears an account number identical to the linked Restricted Account or (ii) is separately identified by number at the end of this Agreement as a Securities Account (each hereinafter referred to individually as a “Securities Account” and collectively as “Securities Accounts”). As used in this Agreement, the term “Restricted Account” also refers to each “Preferred Option Sweep Account” (each hereinafter an “Offshore Account”) maintained by Company and linked to another Restricted Account by a sweep mechanism. Company and Agents understand and acknowledge that each Restricted Account which is an Offshore Account is a subaccount, in the name of Company, of an offshore U.S. Dollar-denominated deposit account of Bank maintained with Bank’s Grand Cayman branch, and that any transfer of funds into or out of the Offshore Account, pursuant to Section 4 of this Agreement or otherwise, must pass through the domestic Restricted Account to which the Offshore Account is specifically linked. Each account numerically designated as a Restricted Account includes, for purposes of this Agreement, and without the necessity of separately listing subaccount numbers, all subaccounts presently or hereafter established for deposit reporting purposes and integrated with the numerically designated Restricted Account by an arrangement in which deposits made through subaccounts are posted only to the designated Restricted Account. As used in this Agreement, (i) the terms “Agent” and “Agents” refer, individually and collectively, to First Lien Agent and Second Lien Agent, and (ii) the term “Controlling Agent” means First Lien Agent until such time as Bank has received written notice from First Lien Agent stating in substance that henceforth Second Lien Agent shall be Controlling Agent (a “Change Notice”), at which time Second Lien Agent shall replace First Lien Agent as Controlling Agent.

1.

Agent’s Interest in Restricted Accounts and Securities Accounts. Each Agent represents that it is agent for a group of lenders (collectively, the “Lenders”) who have extended credit to Company and have been granted a security interest in the Restricted Accounts and Securities Accounts. Company hereby confirms, and Bank hereby acknowledges, the security interest granted by Company to each Agent in all of Company’s right, title and interest in and to (i) the Restricted Accounts and all funds now or hereafter on deposit in or payable or withdrawable from the Restricted Accounts (the “Restricted Account Funds”), and (ii) the Securities Accounts and all financial assets, security entitlements, investment property, and other property and the proceeds thereof now or at any time hereafter held in the Securities Accounts (the “Securities Account Assets”). (As used herein, the terms “investment property,” “financial asset”,

“entitlement order” and “security entitlement” shall have the respective meanings set forth in the Uniform Commercial Code of the state whose law governs this Agreement. The parties hereby expressly agree that all property, including without limitation, cash, certificates of deposit and mutual funds, at any time held in any of the Securities Accounts is to be treated as a “financial asset”.) Except as specifically provided otherwise in this Agreement, Company has given each Agent complete control over the Restricted Accounts and Restricted Account Funds, and the Securities Accounts and Securities Account Assets. Company and Agents desire to enter into this Agreement to further the arrangements between Agents and Company regarding the Restricted Accounts and the Securities Accounts.

2.	Access to Restricted Accounts and Securities Accounts. Agents agree that until Bank receives, and has had a reasonable opportunity to act upon, written instructions from Controlling Agent directing that Company no longer have access to any Restricted Account Funds or Securities Account Assets (the “Instructions”), Company will be allowed access to the Restricted Account Funds, and access to the Securities Account Assets through redemption of Securities Account Assets and transfer of the proceeds of such redemption in each case to the applicable Restricted Account. After Bank receives the Instructions, (a) Company will no longer be allowed access to the Restricted Account Funds or Securities Account Assets, and (b) Controlling Agent will have the exclusive right to direct the disposition of all Restricted Account Funds and Securities Account Assets; and Bank agrees to transfer the Restricted Account Funds and Securities Account Assets to Controlling Agent in accordance with the provisions of Section 4 below, subject to the conditions set forth in this Agreement. Company agrees that the Restricted Account Funds and Securities Account Assets should be paid and/or delivered to Controlling Agent after Bank receives the Instructions, and hereby irrevocably authorizes Bank to comply with the Instructions even if Company objects in any way to the Instructions.

3.	Balance Reports. Bank agrees, at the telephone request of any Agent on any Business Day (a day on which Bank is open to conduct its regular banking business, other than a Saturday, Sunday or public holiday), to make available to such Agent a report (“Balance Report”) showing the available balance in the Restricted Accounts and Securities Accounts as of the beginning of such Business Day, either on-line or by facsimile transmission, at Bank’s option. Company expressly consents to this transmission of information.

4.

Transfers to Agent. Bank agrees that on each Business Day after it receives the Instructions it will transfer to the account of Controlling Agent specified at the end of this Agreement with the bank specified at the end of this Agreement or (if no account is so specified) to such account as Agent specifies in the Instructions (in either case, the “Controlling Agent Account”) the full amount of the available balance in the Restricted Accounts at the beginning of such Business Day, including all Restricted Account Funds and Securities Account Assets in all Offshore Accounts or Securities Accounts linked to the Restricted Accounts. Bank will use the Fedwire system to make each funds transfer unless for any reason the Fedwire system is unavailable, in which case Bank will determine the funds transfer system to be used in making each funds transfer and the means by which each transfer will be made. Bank, Agents and Company each agree that Bank will, without further consent of Company, comply with (i) instructions given to Bank by Controlling Agent directing disposition of funds in the Restricted Accounts, and (ii) entitlement orders originated by Controlling Agent directing dispostion of Securities Account Assets in the Securities Accounts, subject otherwise to the terms of this Agreement and Bank’s standard policies, procedures and documentation in effect from time to time governing the type of disposition requested. Except as otherwise required by law, Bank will not agree with any third party to comply with instructions or entitlement orders originated by such third party for disposition of Restricted Account Funds in any of the Restricted Accounts or Securities Account Assets in any of the Securities Accounts. Before Bank receives a Change Notice from First Lien Agent, the Controlling Agent Account shall be First Lien Agent’s account specified at the end of this Agreement with the bank specified at the end of this Agreement (or specified in the Instructions, if applicable). Effective upon Bank’s receipt of a Change Notice from First Lien Agent (i) the Controlling Agent Account shall be Second Lien Agent’s account specified at the end of this Agreement with the bank specified at the end of this Agreement (or specified in the Instructions, if applicable), (ii) Bank will honor instructions only from Second Lien Agent regarding the Restricted Account (without notifying or obtaining the consent of First Lien Agent) and (iii) Second Lien Agent will assume all of First Lien Agent’s rights and obligations under this Agreement. Notwithstanding anything to the contrary contained in this Agreement, in order to perfect the security interest of Second Lien Agent in the Restricted Accounts and Securities Accounts and all Restricted Account Funds and Securities Account Assets on deposit therein, at any time Second Lien Agent is not the Controlling Agent the parties hereto agree that Bank shall comply with (i) instructions given to Bank by Second Lien Agent directing disposition of funds in the Restricted Accounts, and (ii) entitlement orders originated by Second Lien Agent directing dispostion of Securities Account Assets in the Securities Accounts without further consent of Company if and only if such instructions, notices, directions, and other entitlement orders are consented to in writing by First Lien Agent.

5.

Returned Items. Agents and Company understand and agree that the face amount (“Returned Item Amount”) of each Returned Item will be paid by Bank debiting the Restricted Account into which such Returned Item was originally deposited, without prior notice to either of the Agents or Company. As used in this Agreement, the term “Returned Item” means (i) any item deposited to a Restricted Account and returned unpaid, whether for insufficient funds or for any other reason, and without regard to the timeliness of such return or the occurrence or timeliness of any drawee’s notice of non-payment; (ii) any item subject to a claim against Bank of breach of transfer or presentment warranty under the Uniform Commercial Code, as adopted in the applicable state; (iii) any automated clearing house (“ACH”) entry credited to a Restricted Account and returned unpaid or subject to an adjustment entry under applicable clearing house rules, whether for insufficient funds or for any other reason, and without regard to the timeliness of such return or adjustment; (iv) any credit to a Restricted Account from a merchant card transaction, against which a contractual demand for chargeback has been made; and (v) any credit to a Restricted Account made in error. Company agrees to pay all Returned Item Amounts immediately on demand, without setoff or counterclaim, to the extent there are not sufficient funds in the applicable Restricted Account to cover the

Returned Item Amounts on the day they are to be debited from the Restricted Account. Each Agent agrees to pay all Returned Item Amounts within thirty (30) calendar days after demand, without setoff or counterclaim, to the extent that (i) the Returned Item Amounts are not paid in full by Company within fifteen (15) calendar days after demand on Company by Bank, and (ii) such Agent has received proceeds from the corresponding Returned Items.

6.	Settlement Items. Agents and Company understand and agree that the face amount (“Settlement Item Amount”) of each Settlement Item will be paid by Bank debiting the applicable Restricted Account, without prior notice to either of the Agents or Company. As used in this Agreement, the term “Settlement Item” means (i) each check or other payment order drawn on or payable against any controlled disbursement account or other deposit account at any time linked to a Restricted Account by a zero balance account connection (each a “Linked Account”), which Bank cashes or exchanges for a cashier’s check or official check over its counters in the ordinary course of business prior to receiving the Instructions and having had a reasonable opportunity to act on them, and which is presented for settlement against the Restricted Account (after having been presented against the Linked Account) after Bank receives the Instructions, (ii) each check or other payment order drawn on or payable against a Restricted Account, which, on the Business Day Bank receives the Instructions, Bank cashes or exchanges for a cashier’s check or official check over its counters in the ordinary course of business after Bank’s cutoff time for posting, (iii) each ACH credit entry initiated by Bank, as originating depository financial institution, on behalf of Company, as originator, prior to Bank having received the Instructions and having had a reasonable opportunity to act on them, which ACH credit entry settles after Bank receives the Instructions, and (iv) any other payment order drawn on or payable against a Restricted Account, which Bank has paid or funded prior to receiving the Instructions and having had a reasonable opportunity to act on them, and which is first presented for settlement against the Restricted Account in the ordinary course of business after Bank receives the Instructions and has transferred Restricted Account Funds to Controlling Agent under Section 4 of this Agreement. Company agrees to pay all Settlement Item Amounts immediately on demand, without setoff or counterclaim, to the extent there are not sufficient funds in the applicable Restricted Account to cover the Settlement Item Amounts on the day they are to be debited from the Restricted Account. Each Agent agrees to pay all Settlement Item Amounts within thirty (30) calendar days after demand, without setoff or counterclaim, to the extent that (i) the Settlement Item Amounts are not paid in full by Company within fifteen (15) calendar days after demand on Company by Bank, and (ii) such Agent has received Restricted Account Funds under Section 4 of this Agreement.

7.

Bank Fees. Company agrees to pay all Bank’s fees and charges for the maintenance and administration of the Restricted Accounts and Securities Accounts and for the treasury management and other account services provided with respect to the Restricted Accounts and Securities Accounts (collectively “Bank Fees”), including, but not limited to, the fees for (a) the Balance Reports provided on the Restricted Accounts and Securities Accounts, (b) the funds transfer services received with respect to the Restricted Accounts, (c) Returned Items, (d) funds advanced to cover overdrafts in the Restricted Accounts (but without Bank being in any way obligated to make any such advances), and (e) duplicate bank statements on the Restricted Accounts. The Bank Fees will be paid by Bank debiting one or more of the Restricted Accounts on the Business Day that the Bank Fees are due, without notice to either of the Agents or Company. If there are not sufficient funds in the Restricted Accounts to cover fully the Bank Fees on the Business Day they are debited from the Restricted Accounts, such shortfall or the amount of such Bank Fees will be paid by Company sending Bank a check in the amount of such shortfall or such Bank Fees, without setoff or counterclaim, within fifteen (15) calendar days after demand of Bank. After Bank receives the Instructions, Controlling Agent agrees to pay the Bank Fees within thirty (30) calendar days after demand, without setoff or counterclaim, to the extent such Bank Fees are not paid in full by Company by check within fifteen (15) calendar days after demand on Company by Bank.

8.	Account Documentation. Agents and Company agree that, except as specifically provided in this Agreement, the Restricted Accounts and Securities Accounts will be subject to, and Bank’s operation of the Restricted Accounts and Securities Accounts will be in accordance with, the terms and provisions of (i) Bank’s Commercial Account Agreement or other deposit account agreement governing the Restricted Accounts and (ii) Bank’s Acceptance of Services, Master Agreement for Treasury Management Services, and applicable sweep option Service Description or securities account agreement governing the Offshore Accounts and Securities Accounts (collectively, the “Account Documentation”).

9.	Bank Statements. After Bank receives the Instructions, Bank will, upon receiving a written request from any Agent, send to such Agent by United States mail, at the address indicated for such Agent after its signature to this Agreement, duplicate copies of all bank statements on the Restricted Accounts and Securities Accounts which are sent to Company. Company and/or such Agent will have thirty (30) calendar days after receipt of a bank statement to notify Bank of an error in such statement. Bank’s liability for such errors is limited as provided in the “Limitation of Liability” section of this Agreement.

10.	Partial Subordination of Bank’s Rights. Bank hereby subordinates to the respective security interests of Agents in the Restricted Accounts and Securities Accounts (i) any security interest which Bank may have or acquire in the Restricted Accounts or Securities Accounts, and (ii) any right which Bank may have or acquire to set off or otherwise apply any Restricted Account Funds or Securities Account Assets against the payment of any indebtedness from time to time owing to Bank from Company, except for debits to the Restricted Accounts permitted under this Agreement for the payment of Returned Item Amounts, Settlement Item Amounts or Bank Fees.

11.

Bankruptcy Notice; Effect of Filing. If Bank at any time receives notice of the commencement of a bankruptcy case or other insolvency or liquidation proceeding by or against Company (a “Bankruptcy Notice”), Bank will continue to comply with its obligations under this Agreement, except to the extent that any action required of Bank under this Agreement is prohibited under applicable bankruptcy laws or regulations or is stayed pursuant to the automatic stay imposed under the United States Bankruptcy Code or by order of any court or agency. With respect to any obligation of either of the Agents hereunder which requires prior demand upon Company, the commencement of a bankruptcy case or other insolvency or liquidation proceeding by or against Company shall automatically eliminate the necessity of such demand upon Company by Bank, and shall immediately entitle Bank to make demand on the applicable Agent with the same effect as if demand had been made upon Company and the time for Company’s performance had expired.

12.	Legal Process, Legal Notices and Court Orders. Bank will comply with any legal process, legal notice or court order it receives if Bank determines in its sole discretion that the legal process, legal notice or court order is legally binding on it.

13.	Indemnification for Following Instructions. Agents and Company each agree that, notwithstanding any other provision of this Agreement, Bank will not be liable to either of the Agents or Company for any losses, liabilities, damages, claims (including, but not limited to, third party claims), demands, obligations, actions, suits, judgments, penalties, costs or expenses, including, but not limited to, attorneys’ fees, (collectively, “Losses and Liabilities”) suffered or incurred by either of the Agents or Company as a result of or in connection with, (a) Bank complying with any binding legal process, legal notice or court order referred to in Section 12 of this Agreement, (b) Bank following any instruction or request of any Agent, or (c) Bank complying with its obligations under this Agreement except to the extent such Losses and Liabilities directly result from Bank’s gross negligence or willful misconduct. Company will indemnify Bank against any Losses and Liabilities Bank may suffer or incur as a result of or in connection with any of the circumstances referred to in clauses (a) through (c) of this Section 13. To the extent not paid by Company within fifteen (15) calendar days after demand, each of the Agents will indemnify Bank against any Losses and Liabilities Bank may suffer or incur as a result of or in connection with any of the circumstances referred to in clause (b) of this Section 13 involving an instruction or request of such Agent.

14.	No Representations or Warranties of Bank. Bank agrees to perform its obligations under this Agreement in a manner consistent with the quality provided when Bank performs similar services for its own account. However, Bank will not be responsible for the errors, acts or omissions of others, such as communications carriers, correspondents or clearinghouses through which Bank may perform its obligations under this Agreement or receive or transmit information in performing its obligations under this Agreement. Agents and Company also understand that Bank will not be responsible for any loss, liability or delay caused by wars, failures in communications networks, labor disputes, legal constraints, fires, power surges or failures, earthquakes, civil disturbances or other events beyond Bank’s control except to the extent the foregoing directly results from Bank’s gross negligence or willful misconduct. BANK MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE SERVICES PROVIDED HEREUNDER OTHER THAN THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT.

15.

Limitation of Liability. Bank will not be responsible for any Losses and Liabilities due to any cause other than its own negligence or breach of this Agreement, in which case its liability to Agents and Company shall, unless otherwise provided by any law which cannot be varied by contract, be limited to direct money damages in an amount not to exceed ten (10) times all the Bank Fees charged or incurred during the calendar month immediately preceding the calendar month in which such Losses and Liabilities occurred (or, if no Bank Fees were charged or incurred in the preceding month, the Bank Fees charged or incurred in the month in which the Losses and Liabilities occurred). Company will indemnify Bank against all Losses and Liabilities suffered or incurred by Bank as a result of third party claims; provided, however, that to the extent such Losses and Liabilities are directly caused by Bank’s negligence or breach of this Agreement such indemnity will only apply to those Losses and Liabilities which exceed the liability limitation specified in the preceding sentence. The limitation of Bank’s liability and the indemnification by Company set out above will not be applicable to the extent any Losses and Liabilities of any party to this Agreement are directly caused by Bank’s gross negligence or willful misconduct. IN NO EVENT WILL BANK BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT OR PUNITIVE DAMAGES, WHETHER ANY CLAIM IS BASED ON CONTRACT OR TORT, WHETHER THE LIKELIHOOD OF SUCH DAMAGES WAS KNOWN TO BANK AND REGARDLESS OF THE FORM OF THE CLAIM OR ACTION, INCLUDING, BUT NOT LIMITED TO, ANY CLAIM OR ACTION ALLEGING GROSS NEGLIGENCE, WILLFUL MISCONDUCT, FAILURE TO EXERCISE REASONABLE CARE OR FAILURE TO ACT IN GOOD FAITH. Any action against Bank by Company or either of the Agents under or related to this Agreement must be brought within twelve (12) months after the cause of action accrues.

16.	Termination. This Agreement may be terminated by Controlling Agent or Bank at any time by either of them giving thirty (30) calendar days prior written notice of such termination to the other parties to this Agreement at their contact addresses specified after their signatures to this Agreement; provided, however, that this Agreement may be terminated immediately upon written notice from Bank to Company and Agents should Company or either of the Agents fail to make any payment when due to Bank from Company or such Agent under the terms of this Agreement. Company’s and Agents’ respective obligations to report errors in funds transfers and bank statements and to pay Returned Items Amounts, Settlement Item Amounts, and Bank Fees, as well as the indemnifications made, and the limitations on the liability of Bank accepted, by Company and Agents under this Agreement will continue after the termination of this Agreement and/or the closure of the Restricted Accounts and/or Securities Accounts with respect to all the circumstances to which they are applicable existing or occurring before such termination or closure, and any liability of any party to this Agreement, as determined under the provisions of this Agreement, with respect to acts or omissions of such party prior to such termination or closure will also survive such termination or closure. Upon any termination of this Agreement or closure of the Restricted Accounts all available balances in the Restricted Accounts (including proceeds from redemption of all Securities Account Assets) on the date of such termination or closure will be transferred to Controlling Agent as requested by Controlling Agent in writing to Bank.

17.	Modifications, Amendments, and Waivers. This Agreement may not be modified or amended, or any provision thereof waived, except in a writing signed by all the parties to this Agreement.

18.	Notices. All notices from one party to another shall be in writing, or be made by telecopier, and shall be delivered to Company, Agents and/or Bank at their contact addresses specified after their signatures to this Agreement, or any other address of any party notified to the other parties in writing, and shall be effective upon receipt. Any notice sent by a party to this Agreement to another party shall also be sent to all other parties to this Agreement. Bank is authorized by Company and Agents to act on any instructions or notices received by Bank if (a) such instructions or notices purport to be made in the name of a Agent, (b) Bank reasonably believes that they are so made, and (c) they do not conflict with the terms of this Agreement as such terms may be amended from time to time, unless such conflicting instructions or notices are supported by a court order. In furtherance of the intentions of the parties hereof, this Agreement shall constitute written notice by Agents to Bank and Bank’s Grand Cayman branch of each Agent’s security interest in the Restricted Accounts and Securities Accounts.

19.	Successors and Assigns. Neither Company nor any Agent may assign or transfer its rights or obligations under this Agreement to any person or entity without the prior written consent of Bank, which consent will not be unreasonably withheld or delayed. Notwithstanding the foregoing, any Agent may transfer its rights and duties under this Agreement to (i) a transferee to which, by contract or operation of law, such Agent transfers substantially all of its rights and duties under the financing or other arrangements between such Agent and Company, or (ii) if such Agent is acting as a representative in whose favor a security interest is created or provided for, a transferee that is a successor representative; provided that as between Bank and such Agent, such Agent will not be released from its obligations under this Agreement unless and until Bank receives any such transferee’s binding written agreement to assume all of such Agent’s obligations hereunder. Bank may not assign or transfer its rights or obligations under this Agreement to any person or entity without the prior written consent of either of the Agents, which consent will not be unreasonably withheld; provided, however, that no such consent will be required if such assignment or transfer takes place as part of a merger, acquisition or corporate reorganization affecting Bank.

20.	Governing Law. This Agreement shall be governed by and be construed in accordance with the laws of the state in which the office of Bank that maintains the Restricted Accounts is located, without regard to conflict of laws principles. This state shall also be deemed to be Bank’s jurisdiction, for purposes of Article 9 of the Uniform Commercial Code as it applies to this Agreement.

21.	Severability. To the extent that the terms of this Agreement are inconsistent with, or prohibited or unenforceable under, any applicable law or regulation, they will be deemed ineffective only to the extent of such prohibition or unenforceability and be deemed modified and applied in a manner consistent with such law or regulation. Any provision of this Agreement which is deemed unenforceable or invalid in any jurisdiction shall not affect the enforceability or validity of the remaining provisions of this Agreement or the same provision in any other jurisdiction.

22.	Counterparts. This Agreement may be executed in any number of counterparts each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopier or electronic image scan transmission (e.g. a “pdf” file) shall be effective as delivery of a manually executed counterpart of the Agreement.

23.	Entire Agreement. This Agreement, together with the Account Documentation, contains the entire and only agreement among all the parties to this Agreement and between Bank and Company, and Bank and either of the Agents, with respect to (a) the respective interests of Agents and the Lenders in the Restricted Accounts and Restricted Account Funds, (b) the respective interests of Agents in the Securities Accounts and Securities Account Assets, and (c) Bank’s obligations to Agents in connection with the Restricted Accounts and Securities Accounts.

24.	Termination of Prior Agreement. Reference is made to that certain Restricted Account and Securities Account Control Agreement, dated as of March 21, 2007, by and among Company, Bank and Second Lien Agent (the “Prior Agreement”). Company, Bank and Second Lien Agreement acknowledges and agrees that the Prior Agreement is hereby terminated and replaced in its entirety by this Agreement.

[SIGNATURE PAGES FOLLOW]

This Agreement has been signed by the duly authorized officers or representatives of Company, Agents and Bank on the date specified below.

Date: October __, 2008

Restricted Account Number(s):	See Schedule A

Securities Account Number(s):

First Lien Agent Number:

Bank of First Lien Agent Account:

Second Lien Agent Account Number:

Bank of Second Lien Agent Account:

THE ACTIVE NETWORK, INC.	SQUARE 1 BANK

By:	By:
Name:	Name:
Title:	Title:

Address for Notices:	Address for Notices:

Square 1 Bank
406 Blackwell Street, Suite 240
Durham, North Carolina 27701
Atten: Loan Operations Manager
Fax: (919) 314-3080

With a copy to:

Square 1 Bank
12481 High Bluff Drive, Suite 350
San Diego, CA 92130
Attn: Scott Forte
Fax: (858) 436-3501

ESCALATE CAPITAL I, L.P., a Delaware limited partnership		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	Escalate Capital Management I, its general partner

By:	EC Management I, L.P., a general partner

By:	Escalate Capital Management
Co., LLC, its general partner

By:		By:
Name:		Name:	Tim Sandel
Title:		Title	Senior Vice President

Address for Notices		Address for Notices

Escalate Capital I, L.P.		Wells Fargo Bank, N.A.
2400 Sand Hill Road, Suite 201		2030 Main St., 9th Floor, Suite 900
Menlo Park, California 94025		Irvine, CA 92614-7255
Fax: (650) 854-5052		Fax: (866) 794-5963
Attn: Simon James		Attn: Tim Sandel

With a copy to:

Escalate Capital I, L.P.
300 West Sixth Street, Suite 2250
Austin, TX 78701
Fax: (512) 651-2101
Attn: Ross Cockrell

ANNEX IV

Exhibit J—Form of Authorization for Pre-Authorized Payments (Debit)

[See attached.]

Form of Authorization for Pre-Authorized Payments (Debit)

AUTHORIZATION AGREEMENT FOR PRE-AUTHORIZED PAYMENTS (DEBIT)

Company Name:             THE ACTIVE NETWORK, INC. (the “Company”)

The undersigned hereby authorizes Escalate Capital I, L.P. and Gold Hill Venture Lending 03, LP (each, a “Lender” and collectively, the “Lenders”) and the financial institution named below (“Bank”) to electronically charge the Company’s account specified below for payments due under those certain Secured Promissory Notes dated March 22, 2007, copies of which are attached hereto as Exhibit A (and such additional Secured Promissory Notes as Borrower may from time to time issue any Lender) (collectively, the “Notes”).

Square 1 Bank
Bank Name	Branch Location (where account was opened)

City	State Zip Code

Bank Transit/ABA Number	Account Number

Checking or Savings Account	Account Name

This authority is to remain in full force and effect until Lenders and Bank have received written notification from the undersigned of its termination in such time and in such manner as to afford the Lenders and Bank a reasonable opportunity to act on it. Following termination of the authority granted hereby, the Company shall make all payments due the Lenders at such time and in such manner as set forth in the Notes.

Authorizing Party (Please Print)	Company Tax ID Number

Signature Date	Signature Date

Form of Authorization for Pre-Authorized Payments (Debit)